AGREEMENT AND PLAN OF MERGER

This Agreement And Plan Of Merger dated as of the 28th day of February, 2007.

BETWEEN:

WORLDBID CORPORATION, a Nevada corporation, with its principal office at 810 Peace Portal Drive, Suite 201, Blaine, WA 98230

(“Worldbid”)

OF THE FIRST PART

AND:

ROYALITE ACQUISITION CORP., a Nevada corporation, having its registered office at 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123

(“Worldbid Sub”)

OF THE SECOND PART

WHEREAS:

A. This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of February 28, 2007 between Worldbid and Worldbid Sub. Worldbid and Worldbid Sub are from time to time herein referred to as the “Constituent Corporations”;

B. Worldbid Sub is the wholly-owned subsidiary of Worldbid and is a corporation duly organized and existing under the laws of the State of Nevada;

C. Each of the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of Constituent Corporations and their respective shareholders that Worldbid Sub be merged with and into its parent, Worldbid;

D. By consent resolution dated February 28, 2007, the Board of Directors of Worldbid Sub has approved the Plan of Merger embodied in this Agreement;

E. By consent resolution dated February 28, 2007, the Board of Directors of Worldbid has approved the Plan of Merger embodied in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

     Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Worldbid Sub shall be merged with and into Worldbid in accordance with the applicable laws of the State of Nevada (the “Merger”). The separate existence of Worldbid Sub shall cease, and Worldbid shall be the surviving corporation (the “Surviving Corporation”) and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

     The merger shall become effective on the date and at the time of filing of Articles of Merger, in substantially the form annexed hereto as Appendix A, with the Secretary of State of the State of Nevada, (the “Effective Date”), all after satisfaction of the requirements of the applicable laws of Nevada prerequisite to such filings.

1.3 Articles of Incorporation

     On the Effective Date, the Articles of Incorporation of Worldbid, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of Worldbid, as the Surviving Corporation, shall be amended to state that the name of the corporation is “Royalite Petroleum Company Inc.”

1.4 Bylaws

     On the Effective Date, the Bylaws of Worldbid, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

     The directors and officers of Worldbid immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

1.6 Conditions Precedent to Closing by Worldbid

     The obligations of Worldbid to consummate the Merger is subject to the completion of the merger contemplated by the Amended and Restated Agreement and Plan of Merger dated February 9, 2007 among Worldbid, Worldbid Sub and Royalite Petroleum Corp., a Nevada corporation. The Closing of the Merger contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. This condition of closing is for the benefit of Worldbid and may be waived by Worldbid in its sole discretion.

2. CONVERSION OF SHARES

2.1 Worldbid Sub Common Stock

     Upon the Effective Date, by virtue of the Merger and without any action on the part of the shareholder thereof, each share of common stock of the Worldbid Sub outstanding immediately prior to the Effective Date shall be cancelled.

3. EFFECT OF THE MERGER

3.1 Rights, Privileges, Etc.

     On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Worldbid Sub and Worldbid; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Worldbid Sub and Worldbid on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Worldbid Sub or Worldbid, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Worldbid Sub and Worldbid shall be preserved unimpaired, and all liens upon the property of Worldbid Sub or Worldbid shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 Further Assurances

     From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Worldbid Sub such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Worldbid Sub and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Worldbid Sub or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

     At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Worldbid Sub or Worldbid or both.

4.2 Amendment

     At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the Board of Directors of either Worldbid Sub or Worldbid or both.

4.3 Governing Law

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada and the merger provisions of the Nevada Revised Statutes.

4.4 Counterparts

     In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

     Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first written.

WORLDBID CORPORATION

Per:	/s/ Logan B. Anderson
	Name:	Logan B. Anderson
	Title:	President and Director

ROYALITE ACQUISITION CORP.

Per:	/s/ Logan B. Anderson
	Name:	Logan B. Anderson
	Title:	President and Director

APPENDIX A

ARTICLES OF MERGER

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [  ] and attach an 81/2" x 11'' blank sheet containing the required information for each additional entity.

ROYALITE PETROLEUM CORP.
Name of merging entity
NEVADA	CORPORATION
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *
and,
ROYALITE ACQUISITION CORP.
Name of surviving entity
NEVADA	CORPORATION
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

[X]	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ]	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)

Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [   ] and attach an 8 1/2" x 11'' blank sheet containing the required information for each additional entity):

(a)	Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

Important., Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

ROYALITE PETROLEUM CORP.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

ROYALITE ACQUISITION CORP.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6)	Location of Plan of Merger (check a or b):

[ ]	(a)	The entire plan of merger is attached;

or,

[X]

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)":

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them ''Restated'' or ''Amended and Restated,'' accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [   ] and attach an 8%'' x 1 1 '' blank sheet containing the required information for each additional entity.):

ROYALITE PETROLEUM CORP.
Name of merging entity
President
Signature	Title	Date
Name of merging entity
Signature	Title	Date
Name of merging entity
Signature	Title	Date
Name of merging entity
Signature	Title	Date
ROYALITE ACQUISITION CORP.
Name of surviving entity
President
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

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